                                                                      EXHIBIT 11


ClinTrials Research Inc.
Computation of Earnings per Common and Common Equivalent Share
(in thousands, except for earnings per share)


                                                                Three Months Ended
                                                                ------------------
                                                                   September 30,
                                                                   -------------
                                                                1995           1996
                                                               -------       -------
Net income                                                     $   979       $ 2,028
                                                               =======       =======
Average shares outstanding                                       8,809        10,885
Net effect of dilutive stock options - based on treasury
stock method using average market price                            315           324
                                                               -------       -------
Weighted average shares                                          9,124        11,209
                                                               =======       =======
Earnings per common and common equivalent share                $  0.11       $  0.18
                                                               =======       =======

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ClinTrials Research Inc.
Computation of Earnings per Common and Common Equivalent Share
(in thousands, except for earnings per share)


                                                                 Nine Months Ended
                                                                   September 30,
                                                                 1995         1996
                                                               -------       -------
Net income                                                     $ 2,517       $ 4,417
                                                               =======       =======
Average shares outstanding                                       8,788        10,129
Net effect of dilutive stock options - based on treasury
stock method using average market price                            279           338
                                                               -------       -------
Weighted average shares                                          9,067        10,467
                                                               =======       =======
Earnings per common and common equivalent share                $  0.28       $  0.42
                                                               =======       =======